Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2004, relating to the financial statements and financial statement schedule of Kyocera Corporation and its consolidated subsidiaries, which appears in Kyocera Corporation’s Annual Report on Form 20-F for the year ended March 31, 2004.

/s/ ChuoAoyama PricewaterhouseCoopers

ChuoAoyama PricewaterhouseCoopers
Osaka, Japan

August 31, 2005